Review of IOIs received December 15, 2025 Project Cascade [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Exhibit (c)(iv)

PJT Partners

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Non-Binding Indications of Interest Received to Date

Process Review

Initial Outreach

[***]

Passed on Opportunity

[***] (1)

Bids Received

[***]

Note: As of 12/14/2025.
(1) [***] continued to conduct diligence as potential limited partner support for other lead bidder.

	PERMIRA / WARBURG PINCUS	[***]
Purchase Price	> $24.25 per share	> $20.00 - $22.00 per share
Equity Commitment	> Warburg Pincus, Permira, Francisco Partners, Temasek	> [***]
Debt Financing	> $2.7bn debt, 8x 2026E EBITDA, S+450bps > $500mm DDTL > $325mm revolver > Goldman Sachs commitment	> Expect to have fully committed financing at time of signing from preferred lending partners
Due Diligence	> Complete, no outstanding diligence items	> Confirmatory business (one all-day meeting) > 3rd party QoE > Tax > Technology (one all-day meeting) > Legal and IP (data requests and 2.5 hour call)
Approvals	> All internal approvals complete > HSR and merger control filings in Australia, China, EU, Switzerland, and Turkey, FDI approvals list outstanding > Expect approvals to be obtained within 3 months	> Initial Management Committee approval > HSR and other applicable regulatory approvals
Merger Agreement Term Sheet	> Removed go-shop > Modified 3.5% termination fee > Modified 5% reverse termination fee > Qualified "hell or high water" standard with reasonable best efforts	> Removed go-shop > Modified 3.5% termination fee > Modified 5% reverse termination fee > Replaced "hell or high water" standard with reasonable best efforts
Timeline	> Can be in a position to sign by December 15th with immediate engagement	> 7 days of remaining due diligence (given appropriate access)
Advisors	> Legal: Latham & Watkins > Financial: Goldman Sachs > Debt / Legal: Paul Weiss	> [***]
Other	> Submitted draft merger agreement > Submitted equity commitment letter, debt commitment letter and limited guarantee > Requesting exclusivity by December 15th at 2pm EDT	> Prepared to deliver a draft equity commitment letter and debt commitment letters at signing

DRAFT Preliminary and Illustrative - Subject to Material Revision

CONFIDENTIAL

2

Preliminary Offer Implied Valuation Source: Cascade Management, Company filings, Capital IQ, Wall Street research, Deal Point Data. Note: Market data as of 12/12/2025. VWAP reference period based on calendar days. Management forecast as of 12/6/2025. Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer. Reflects analyst coverage with price targets published after Cascade’s Q3 print. FDSO per Cascade Management as of 12/5/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 3.6mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion and $4.1mm of near-term new hires (including Head of Investor Relations and new hires with Q4 2025 start dates). Considers lower end of FDSO range of 310,837,675 shares (including common stock, stock options, RSUs and PSUs). Assumes treasury method accounting for outstanding stock options and 110% attainment for all PSUs. Considers upper end of FDSO range of 311,051,100 shares (including common stock, stock options, RSUs and PSUs). Assumes treasury method accounting for outstanding stock options and 110% attainment for all PSUs. FDSO as provided in VDR; in line with FDSO per Cascade Management, with the exception of $4.8mm of future hires equity commitment. Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO. Assumes balance sheet immediately prior to close with no more than $859.0mm of debt obligations, no-off balance sheet liabilities, and no contingent liabilities. Minimum of $64.1mm cash, cash equivalents, short-term investments. Considers transactions with criteria: U.S. public target, technology sector, offer TEV $3-10bn, all-cash transactions, announced in the last 5 years. (1) Precedent Transaction Premia Paid (25th – 75th Percentile)(9): To Unaffected: 23.0% - 40.5% To 30-Day VWAP: 27.0% - 40.4% To 90-Day VWAP: 23.2% - 41.0% (3) (6) (1) (1) (1) (1) (2) (3) (4) (7) (5) (8) (8) (7) (7) [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. [***] [***] [***]

Source: Company filings, Capital IQ, Wall Street research. Note: Market data as of 12/12/2025. Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer. Reflects calendar day periods. EBITDA presented pre-SBC. Multiples ≥ 50x and ≤ 0x excluded from calculations. Market capitalization weighted index of peers including SSNC, GWRE, CCC, QTWO, INTA, NCNO, and ALKT. Market capitalization weighted index of peers including VEEV, TYL, PCOR, and VERX. Indexed Share Price Performance (3) (4) Unaffected Share Price(1) (1) (12.2%) (2) Illustrative Recent Relative Share Price Performance Since 10/22/25, Day Prior to P/W 10/23/25 IOI

PJT Partners

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Implied Valuation at Various Offer Prices

- ◆ [***]
- ◆ Permira / Warburg Pincus – 12/14/25

($ in mm, except per share)		Illustrative Enterprise Value at Various Prices							
Share Price		**$20.00**	**$22.00**	**$24.25**	**$24.50**	**$25.00**	**$25.50**	**$26.00**	**$27.00**
Premium / (Discount) to:	Metric:								
Current	*$21.81*	*(8.3%)*	*0.9%*	*11.2%*	*12.3%*	*14.6%*	*16.9%*	*19.2%*	*23.8%*
Unaffected [1]	*16.69*	*19.8%*	*31.8%*	*45.3%*	*46.8%*	*49.8%*	*52.8%*	*55.8%*	*61.8%*
30-Day VWAP [1]	*17.83*	*12.1%*	*23.4%*	*36.0%*	*37.4%*	*40.2%*	*43.0%*	*45.8%*	*51.4%*
90-Day VWAP [1]	*18.66*	*7.2%*	*17.9%*	*29.9%*	*31.3%*	*34.0%*	*36.6%*	*39.3%*	*44.7%*
52-Week High [1]	*32.71*	*(38.9%)*	*(32.7%)*	*(25.9%)*	*(25.1%)*	*(23.6%)*	*(22.0%)*	*(20.5%)*	*(17.5%)*
Median Analyst Price Target [2]	*27.00*	*(25.9%)*	*(18.5%)*	*(10.2%)*	*(9.3%)*	*(7.4%)*	*(5.6%)*	*(3.7%)*	–
(x) FDSO [3]		310.4	310.7	310.9	310.9	310.9	311.0	311.0	311.1
Implied Equity Value		**$6,209**	**$6,834**	**$7,538**	**$7,617**	**$7,773**	**$7,929**	**$8,086**	**$8,399**
(+) Net Debt and Other [4]		795	795	795	795	795	795	795	795
Implied Total Enterprise Value		**$7,004**	**$7,629**	**$8,333**	**$8,411**	**$8,568**	**$8,724**	**$8,881**	**$9,194**
Management									
TEV / Revenue	**Metric:**								
CY 2025E	$730	9.6x	10.4x	11.4x	11.5x	11.7x	11.9x	12.2x	12.6x
CY 2026E	940	7.5x	8.1x	8.9x	8.9x	9.1x	9.3x	9.4x	9.8x
TEV / Adj. EBITDA (Pre-SBC)									
CY 2025E	$248	28.3x	30.8x	33.6x	34.0x	34.6x	35.2x	35.9x	37.1x
CY 2026E	338	20.7x	22.5x	24.6x	24.8x	25.3x	25.8x	26.2x	27.2x
Street									
TEV / Revenue	**Metric:**								
CY 2025E	$731	9.6x	10.4x	11.4x	11.5x	11.7x	11.9x	12.2x	12.6x
CY 2026E	947	7.4x	8.1x	8.8x	8.9x	9.0x	9.2x	9.4x	9.7x
TEV / Adj. EBITDA (Pre-SBC)									
CY 2025E	$247	28.3x	30.9x	33.7x	34.0x	34.7x	35.3x	35.9x	37.2x
CY 2026E	333	21.0x	22.9x	25.0x	25.2x	25.7x	26.2x	26.6x	27.6x

Source: Cascade Management, Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/12/2025. VWAP reference period based on calendar days. Management forecast as of 12/6/2025.
(1) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.
(2) Reflects analyst coverage with price targets published after Cascade's Q3 print.
(3) FDSO per Cascade Management as of 12/5/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 3.6mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion and $4.1mm of near-term new hires (including Head of Investor Relations and new hires with Q4 2025 start dates).
(4) Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.

DRAFT Preliminary and Illustrative - Subject to Material Revision

CONFIDENTIAL

5